Exhibit 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the undersigned agrees that (i) this statement on Schedule 13G has been adopted and filed on behalf of each of them and (ii) all future amendments to such statement on Schedule 13G will, unless written notice to the contrary is delivered as described below, be jointly filed on behalf of each of them. This agreement may be terminated with respect to the obligations to jointly file future amendments to such statement on Schedule 13G as to any of the undersigned upon such person giving written notice thereof to each of the other persons signatory hereto, at the principal office thereof.

Dated: August 11, 2026

Qiming GP VIII, LLC

Signature:	/s/ Ho Man LAM
Name/Title:	Ho Man LAM/Authorized Signatory

Qiming Venture Partners VIII Investments, LLC

Signature:	/s/ Ho Man LAM
Name/Title:	Ho Man LAM/Manager

Qiming GP VIII-HC, LLC

Signature:	/s/ Ho Man LAM
Name/Title:	Ho Man LAM/Authorized Signatory

Qiming Venture Partners VIII-HC, L.P.

Signature:	/s/ Ho Man LAM
Name/Title:	Ho Man LAM/Authorized Signatory

Qiming Corporate GP VI, Ltd

Signature:	/s/ Ho Man LAM
Name/Title:	Ho Man LAM/Authorized Signatory

Qiming Managing Directors Fund VI, L.P.

Signature:	/s/ Ho Man LAM
Name/Title:	Ho Man LAM/Authorized Signatory

Qiming Venture Partners VI, L.P.

Signature:	/s/ Ho Man LAM
Name/Title:	Ho Man LAM/Authorized Signatory